UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2013

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported in the Form 8-K of G-III Apparel Group, Ltd. (the “Company”) filed on October 4, 2013, on October 2, 2013, the Company and its indirect wholly-owned subsidiary, AM Retail Group, Inc. (the “Purchaser”), entered into an asset purchase agreement with PVH Retail Stores LLC, PVH Corp. and PVH of Puerto Rico, Inc. (the “Sellers”), providing for the sale of substantially all of the assets of the Sellers’ G.H. Bass & Co. business to the Purchaser, including approximately 160 G.H. Bass & Co. outlet stores (the “G.H. Bass Acquisition”).

On November 4, 2013, the G.H. Bass Acquisition was completed. The total purchase price was approximately $50 million, subject to certain post-closing adjustments. PVH Corp. has agreed to render certain transition services to the Purchaser through July 2014.

A copy of the joint press release issued by the Company and PVH Corp. relating to the G.H. Bass Acquisition is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Joint Press Release of G-III Apparel Group, Ltd. and PVH Corp. issued on November 4, 2013 relating to the closing of the G.H. Bass Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: November 4, 2013

	By:	/s/ Neal S. Nackman
	Name: Title:	Neal S. Nackman Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release of G-III Apparel Group, Ltd. and PVH Corp. issued on November 4, 2013 relating to the closing of the G.H. Bass Acquisition.